Form of Notice of Withdrawal of Tender

Exhibit E

SPECIAL TENDER OFFER

Notice of Withdrawal of Tender

Regarding Shares in

AIP Multi-Strategy Fund P

Tendered Pursuant to the Offer to Purchase

Dated September 29, 2015

The Offer and Withdrawal Rights Will Expire at,

and This Notice of Withdrawal Must Be Received by

AIP Multi-Strategy Fund P by,

12:00 Midnight, Eastern Time, on November 9, 2015,

Unless the Offer Is Extended.

Complete this form only if you would like to rescind your previous Tender Request.

Complete this Notice of Withdrawal and Return or Deliver to

AIP Multi-Strategy Fund P:

Overnight Delivery:	Regular Mail:
235 West Galena Street	P.O. Box 2175
Milwaukee, WI 53212	Milwaukee, WI 53201-2175

For additional information:

Phone: (800) 421-7572

Fax: (877) 839-1119

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Complete this form only if you would like to rescind your previous tender request.

Ladies and Gentlemen:

The undersigned previously tendered all of its shares in AIP Multi-Strategy Fund P (the “Fund”) for purchase by the Fund by submitting a Letter of Transmittal Regarding Shares in the Fund Dated September 29, 2015 (the “Letter of Transmittal”).

The undersigned hereby wishes to withdraw its tender of shares in the Fund such that NONE of the undersigned’s shares will be purchased by the Fund.

The undersigned recognizes that, upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, all of the undersigned’s shares in the Fund previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

Account Number:

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

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SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name and Title of Co-Signatory

Date:

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